Exhibit 10.28

FOUNDER REVENUE AGREEMENT

THIS FOUNDER REVENUE AGREEMENT (this “Agreement”) is entered into this 11th day of October, 2017, by and among InVESTVIEW INC. a Nevada corporation (the “Company”), and Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith (each a “Founder,” and together the “Founders”).

PREMISES

WHEREAS, each Founder was one of the founders of Wealth Generators LLC (“Wealth Generators”), which was acquired by the Company; and

WHEREAS, the financial statements of Wealth Generators became the financial statements of the Company upon the Company’s acquisition of Wealth Generators; and

WHEREAS, at the time Wealth Generators was created the Founders had agreed that as compensation for their efforts in founding Wealth Generators, they would each receive three-quarters of one percent (0.75%) of the top-line revenue of Wealth Generators on a monthly basis; and

WHEREAS, the Founders have forgone receiving that revenue until now in order to build the Company’s business; and

WHEREAS, the Founders have now concluded that January 1, 2018, will be an appropriate time to begin receiving that revenue;

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

ARTICLE I

REVENUE PAYMENT

As consideration for their efforts in founding Wealth Generators LLC, beginning January 1, 2018, for the month ended December 31, 2017, each of the Founders shall have the right to receive three-quarters of one percent (0.75%) of the Company’s top-line revenue, which shall be calculated and paid on a monthly basis. This right shall be permanent and irrevocable, is not connected in any manner to the Founder’s employment with the Company, and shall be treated as a portion of the Founder’s estate if it has not been assigned by the Founder prior to the Founder’s death.

ARTICLE II

MISCELLANEOUS

2.1           Succession. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its property.

2.2           Assignment. Each Founder’s rights under this Agreement shall be fully transferrable by that Founder upon written notice to the Company.

2.3           Reimbursement of Expenses. In the event that it shall be necessary or desirable for the Founder to retain legal counsel and/or incur other costs and expenses in connection with the interpretation or enforcement of any and all of the Founder’s rights under this Agreement, the Founder shall be entitled to payment by the Company of reasonable attorneys’ fees, costs, and expenses incurred by the Founder in connection with the interpretation or enforcement of said rights. Payment shall be made to the Founder by the Company at the time such attorneys’ fees, costs, and expenses are incurred by the Founder. If, however, the Founder does not prevail in such enforcement action, the Founder shall repay any such payments to the Company and shall reimburse the Company for reasonable attorneys’ fees, costs and expenses incurred by the Company in connection with such action. Further, the Founder shall reimburse the Company for any attorneys’ fees and all other costs and expenses incurred by the Company in any action brought by the Company relating to the enforcement of this Agreement in which the Company is the prevailing party. Fees payable hereunder shall be in addition to any other damages, fees, or amounts provided for herein.

2.4           Notices. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication (confirmed by sending a copy thereof by United States mail), if sent by United States mail, registered or certified, postage prepaid, or if sent by prepaid overnight courier addressed as set forth on the signature page hereto or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, one day after the date so sent by overnight courier, or three days after the date of deposit in the United States mail.

2.5           Entire Agreement. This Agreement contains the entire Agreement between the parties hereto with respect to the subject matter contained herein. No change, addition, or amendment shall be made except by written agreement signed by the parties hereto.

2.6           Waiver of Breach. The failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or the failure to exercise any right or remedy consequent upon a breach hereof shall not constitute a waiver of any such breach or of any covenant, agreement, term, or condition and the waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

2.7           Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

2.8           Descriptive Headings. In the event of a conflict between titles to articles and paragraphs and the text, the text shall control.

2.9           Governing Law. The laws of the state of Utah shall govern the validity, construction, enforcement, and interpretation of this Agreement.

Signed and delivered as of the date first set forth above.

COMPANY:

Address:
12 South 400 West
Salt Lake City, UT 84101
By:
	Name:	Ryan Smith
	Title:	CEO

Address:	FOUNDER:

5 Victorian Way
Colts Neck, NJ 07722	Annette Raynor

Address:	FOUNDER:

287 N. Homestead Lane
Fruit Heights, UT 84037	Chad Miller

Address:	FOUNDER:

32 McKinley Street
Long Branch, NJ 07740	Mario Romano

Address:	FOUNDER:

1836 West Phillip St
Kaysville, UT 84037	Ryan Smith

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